As filed with the U.S. Securities and Exchange Commission on March 25, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

San Diego Gas & Electric Company

(Exact Name of Registrant as Specified in Its Charter)

California	95-1184800
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

8330 Century Park Court

San Diego, California 92123

(619) 696-2000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Lisa H. Abbot, Esq.

488 8th Avenue

San Diego, California 92101

(619) 696-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Michael E. Sullivan, Esq.

Gregory P. Rodgers, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☒	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

SAN DIEGO GAS & ELECTRIC COMPANY

First Mortgage Bonds

Senior Debt Securities

Preferred Stock

We may offer and sell our first mortgage bonds, senior debt securities and preferred stock from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the particular securities being offered at that time. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the offer and sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the information under the headings “About this Prospectus” and “Plan of Distribution” for more detail. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our securities involves risks. See the “Risk Factors” on page 7 of this prospectus, and the information under any similar heading in the applicable prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 25, 2026

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. By using a shelf registration statement, we may sell the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information contained in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information contained in documents incorporated by reference is accurate only as of the dates of those respective documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus and the documents incorporated by reference herein contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on assumptions about the future, involve risks and uncertainties, and are not guarantees. Future results may differ materially from those expressed or implied in any forward-looking statement. These forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise.

Forward-looking statements can be identified by words such as “believe,” “expect,” “intend,” “anticipate,” “contemplate,” “plan,” “estimate,” “project,” “forecast,” “envision,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “in process,” “construct,” “develop,” “opportunity,” “preliminary,” “pro forma,” “strategic,” “initiative,” “target,” “outlook,” “optimistic,” “poised,” “positioned,” “maintain,” “continue,” “progress,” “advance,” “goal,” “aim,” “commit,” or similar expressions, or when we discuss our guidance, priorities, strategies, goals, vision, mission, projections, intentions or expectations.

Factors, among others, that could cause actual results and events to differ materially from those expressed or implied in any forward-looking statement include:

•

California wildfires, including potential liability for damages regardless of fault and any inability to recover all or a substantial portion of costs from insurance, the wildfire fund established by California Assembly Bill 1054 and the wildfire fund continuation account established by California Senate Bill 254, rates from customers or a combination thereof;

•

decisions, disallowances or denials of cost recovery, audits, investigations, inquiries, ordered studies, regulations, denials or revocations of permits, consents, approvals or other authorizations, renewals of franchises, and other actions, including the failure to honor contracts and commitments, by the (i) California Public Utilities Commission, U.S. Department of Energy, U.S. Federal Energy Regulatory Commission, U.S. Internal Revenue Service and other regulatory bodies and (ii) U.S. and states, counties, cities and other jurisdictions therein where we do business;

•

the success of business development efforts and construction projects, including risks related to, as applicable, (i) negotiating pricing and other terms in definitive contracts, (ii) completing construction projects or other transactions on schedule and budget, (iii) realizing anticipated benefits from any of these efforts if completed, (iv) obtaining regulatory and other approvals, and (v) third parties honoring their contracts and commitments;

•	changes to our capital expenditure plans and their potential impact on rate base or other growth;

•

changes, due to evolving economic, political and other factors, to (i) trade and other foreign policy, including the imposition of tariffs by the U.S. and foreign countries, and (ii) laws and regulations, including those related to tax;

•	litigation, arbitration, property disputes and other proceedings;

•

cybersecurity threats, including by nation-state actors, of ransomware or other attacks on our systems, the energy grid or our other infrastructure, or the systems of third parties with which we conduct business;

•

the availability, uses, sufficiency, and cost of capital resources and our ability to borrow money or otherwise raise capital on favorable terms and meet our obligations, which can be affected by, among other things, (i) actions by credit rating agencies to downgrade our credit ratings or place those ratings on negative outlook, (ii) instability in the capital markets, and (iii) fluctuating interest rates and inflation;

•

the impact of efforts to increase affordability of U.S. utility customer rates on our ability to obtain cost recovery from applicable regulators, our capital expenditure and other growth plans and our ability to advance statewide policies;

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the impact on affordability of customer rates, cost of capital and operating margin due to (i) volatility in inflation, interest rates, commodity prices, and tariff rates and (ii) the cost of meeting the demand for lower carbon and reliable energy in California;

•

the impact of climate policies, laws, rules, regulations, trends and required disclosures, including actions to reduce or eliminate reliance on natural gas, increased uncertainty in the political or regulatory environment for California natural gas distribution companies, the risk of nonrecovery for stranded assets, and uncertainty related to emerging technologies;

•

weather, natural disasters, pandemics, accidents, equipment failures, explosions, terrorism, information system outages or other events, such as work stoppages, that disrupt our operations, damage our facilities or systems, cause the release of harmful materials or fires or subject us to liability for damages, fines and penalties, some of which may not be recoverable through regulatory mechanisms or insurance or may impact our ability to obtain satisfactory levels of affordable insurance;

•

the availability of electric power, natural gas and natural gas storage and transportation capacity, including disruptions caused by failures in the transmission grid or pipeline and storage systems or limitations on the injection and withdrawal of natural gas from storage facilities; and

•	other uncertainties, some of which are difficult to predict and beyond our control.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference in this prospectus, any prospectus supplement, and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in this prospectus.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain or incorporate by reference, market, demographic and industry data and forecasts that are based on or derived from independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third-party sources. In addition, market, demographic and industry data and forecasts that may be contained or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under this heading “Forward-Looking Statements and Market Data,” under the heading “Risk Factors,” and under similar headings in this prospectus, the applicable prospectus supplement, any related free writing prospectus, and documents that are incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement. Accordingly, you should not place undue reliance on any of this information.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the securities we may offer are or will be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s Internet site, as provided above.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC that is also incorporated or deemed to be incorporated by reference in this prospectus will automatically update and, to the extent inconsistent, supersede the prior information. Any statement contained in this prospectus or a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus modifies or replaces that statement.

We incorporate by reference our documents listed below and all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, after the date of this prospectus through the termination of the offering of the securities described in this prospectus. Notwithstanding anything herein to the contrary, we are not, however, incorporating by reference any documents or portions thereof or exhibits thereto, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including, without limitation, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

SEC Filings (File No. 1-03779)	Period or Filing Date
Annual Report on Form 10-K	Year ended December 31, 2025, filed on February 26, 2026

Current Reports on Form 8-K	Filed on March 17, 2026 and March 20, 2026

We will provide, upon written or oral request and without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered a copy of any of the documents incorporated by reference in this prospectus. You may submit such a request by writing or calling us at the following address or telephone number:

San Diego Gas & Electric Company

8330 Century Park Court

San Diego, California 92123

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any applicable prospectus supplement.

SAN DIEGO GAS & ELECTRIC COMPANY

We are a regulated public utility that provides electric services and natural gas services to a service territory in Southern California that encompasses San Diego County and an adjacent portion of Orange County. We are an indirect subsidiary of Sempra, a holding company whose principal businesses are regulated utilities in California and Texas. For additional information concerning us, you should refer to the information under the heading “Where You Can Find More Information” in this prospectus.

Our principal executive offices are located at 8330 Century Park Court, San Diego, California 92123, and our telephone number is (619) 696-2000. Our website is http://www.sdge.com.

Except for documents that are incorporated by reference in this prospectus as described under the heading “Where You Can Find More Information” and that are available on the SEC website at www.sec.gov, the information contained on, or that can be accessed through, our website or any other website referenced herein is not a part of or incorporated by reference in this prospectus or any document incorporated or deemed to be incorporated herein.

In this prospectus, references to “San Diego Gas & Electric Company,” “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, San Diego Gas & Electric Company together with its consolidated entities (if any); and references to “you” mean the potential purchasers of the applicable securities offered hereby.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in any offered securities, you should carefully consider the risk factors and other cautionary language incorporated in this prospectus and the applicable prospectus supplement by reference to our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act that are also incorporated by reference in this prospectus, and the risk factors and other information contained and incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. Please also carefully read the information under the heading “Forward-Looking Statements and Market Data” and any similar headings in this prospectus, our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. There may be other risks and uncertainties not known to us or that we deem immaterial that also could impair our business operations, financial results and the value of any securities offered pursuant to this prospectus. The occurrence of any of these risks could have a material adverse effect on our results of operations, financial condition, cash flows and/or prospects and might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF FIRST MORTGAGE BONDS

The following is a general description of some of the terms and provisions of the first mortgage bonds we may offer and sell under this prospectus. To the extent the terms and provisions of any series of first mortgage bonds modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. Under this heading “Description of First Mortgage Bonds,” references to “bonds” mean the first mortgage bonds; references to “indenture” mean the mortgage and deed of trust dated as of July 1, 1940 between us and U.S. Bank National Association, as successor trustee, relating to the issuance of each series of first mortgage bonds by us, as amended by a Second Supplemental Indenture dated as of March 1, 1948, by a Ninth Supplemental Indenture dated as of August 1, 1968, by a Tenth Supplemental Indenture dated as of December 1, 1968, and by a Sixteenth Supplemental Indenture dated as of August 28, 1975; and references to “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, San Diego Gas & Electric Company excluding its consolidated entities (if any).

The bonds will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of bonds, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of bonds and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the applicable prospectus supplement, or a free writing prospectus, relating to such series of bonds.

The indenture contains the full legal text of the matters described under this heading “Description of First Mortgage Bonds.” The following description of certain provisions of the indenture and the bonds is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and the certificates evidencing the bonds of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under the heading “Where You Can Find More Information.” We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of bonds described in the applicable prospectus supplement or free writing prospectus related to any offering of such series of bonds.

General

We may issue an unlimited amount of bonds under the indenture in one or more series, subject to the various requirements for the issuance of additional bonds set forth in the indenture, including those described below under “—Issuance of Additional Bonds.” The bonds will be issued in denominations of $1,000 and integral multiples of $1,000 and only in fully registered form without coupons. (See Sections 1 and 8 of Article II.)

Prior to the issuance of each series of bonds, the terms of the particular series of bonds will be specified in a supplemental indenture. We refer you to the applicable prospectus supplement or free writing prospectus for a description of the following terms of each series of bonds:

•	the descriptive title of the bonds;

•	any limit upon the principal amount of the bonds;

•	the date or dates on which principal will be payable or how to determine the dates;

•

the rate or rates or method of determining interest, the date from which interest will accrue, the dates on which interest will be payable, which we refer to as the “interest payment dates,” and any record dates for the interest payable on the interest payment dates;

•	any obligation or option we have to redeem or purchase the bonds before maturity and the terms and conditions upon which the bonds may be redeemed or purchased;

•

if applicable, that the bonds are to be issued in whole or in part in the form of one or more global securities (as defined below under the heading “Global Securities”) and, in such case, the identity of the depositary for the global securities; and

•	any other terms of the bonds.

(See Article II.)

Issuance of Additional Bonds

Additional bonds secured by the indenture may be issued in a maximum aggregate principal amount equal to the sum of:

•

60% of the lesser of the cost or fair value to us of specified additions to our properties, after deducting the net amount of property retirements, that have not been previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the release of property from the lien of the indenture, the withdrawal of cash deposited with the trustee or other indenture purposes; (See Article V.)

•

100% of the aggregate principal amount of bonds retired under the indenture and not previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the release of property from the lien of the indenture, the withdrawal of cash deposited with the trustee or other indenture purposes; (See Article VI.) and

•	100% of the amount of cash deposited with the trustee for the purpose of issuing additional bonds. (See Article VII.)

However, no additional bonds (except, in certain cases, certain types of refunding bonds) may be issued unless the earnings applicable to bond interest (as defined in the indenture) for a consecutive 12-month period within the preceding 15 months are at least equal to the greater of two and one-half times the annual interest requirements on, or 10% of the principal amount of, all outstanding bonds, the bonds to be issued, certain bonds which have been authenticated but remain unissued, and any debt secured by a non-callable lien (as defined in the indenture). (See Articles V, VI and VII.)

In addition, we may, from time to time, without notice to or consent of the holders of the bonds of the applicable series, increase the principal amount of any series of bonds under the indenture and issue such increased principal amount, or any portion thereof. Any additional bonds of any series so issued will have the same form and terms (other than the offering price, date of issuance, under certain circumstances, the date from which interest thereon will begin to accrue and the first payment date) as the bonds of the series previously issued and will form a single series with the previously issued bonds of the series.

Security for the Bonds

The bonds will be secured by the indenture, which constitutes a first lien upon all our property and franchises, except as stated in the next sentence and in the following paragraph. All of the bonds issued under the indenture will be secured on a pro rata basis, subject to permitted liens as defined in the indenture, any non-callable liens, the prior lien securing the trustee’s right to compensation, reimbursement and indemnity, the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series, and certain other liens allowable under the indenture.

The following are not subject to the lien contained in the indenture:

•	gas, electric energy and steam produced, purchased or otherwise acquired;

•	contracts, choses-in-action and securities, other than any of the foregoing which may be required to be deposited with the trustee in accordance with the indenture;

•	merchandise and appliances acquired for sale or lease and contracts for the sale of merchandise and appliances;

•	motor vehicles;

•	timber on land owned by us;

•	minerals and mineral rights in land owned by us;

•	oil, coal or gas, or related rights, in land owned by us or gas wells or oil wells or related equipment or coal mines or related equipment;

•	fuel and other personal property consumable in the operation of our properties;

•	bills and accounts receivable;

•	cash, other than cash deposited with the trustee in accordance with the indenture; and

•	the last day of the term of any leasehold estates.

Subject to such limitations and exceptions, all property acquired by us after the date of the indenture will be further security as described in the indenture. In addition, the indenture creates a lien on the mortgaged property prior to the lien securing the bonds in order to secure the trustee’s right to compensation, reimbursement and indemnity.

(See the granting clauses contained in the recitals to the indenture.)

Ranking

The bonds will be our secured and unsubordinated obligations and will rank equally in right of payment with all other bonds issued under the indenture. The bonds will be senior in right of payment to our unsecured indebtedness from time to time outstanding to the extent of the property subject to the lien of the indenture and otherwise will rank equally in right of payment with all of our unsecured and unsubordinated indebtedness, including the senior debt securities. The bonds are San Diego Gas & Electric Company’s obligations exclusively and are not the obligations of our consolidated entities (if any), our parent, Sempra or any of our other affiliates.

Payment of Bonds

We will pay principal of and any premium on the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as paying agent. We will make payments on the bonds in book-entry form to DTC or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds. (See Section 3 of Article II.)

Form; Transfers; Exchanges

The bonds initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, DTC, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the bonds that you purchase except under the limited circumstances described below under the heading “Global Securities.” If any of the bonds are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

You will receive payments and may transfer bonds in book-entry form only through the facilities of DTC and its direct and indirect participants as described below under the heading “Global Securities.” We will maintain an office or agency in Los Angeles, California where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated bonds may be surrendered for payment, registration of transfer or exchange, which will initially be an office of the trustee. If bonds of any series are issued in certificated form under the limited circumstances described below under the heading “Global Securities,” we will also maintain a paying agent and transfer agent for the bonds of such series in the Borough of Manhattan, The City of New York, State of New York for payment, registration of transfer and exchange.

There will be no service charge for any transfer or exchange of the bonds, but we may impose a charge sufficient to reimburse us for any tax or other governmental charge required to be paid by us by reason of any such transfer or exchange and in addition we may charge a sum not exceeding $2 for each bond issued upon any such transfer or exchange. We may block the transfer or exchange of bonds for a period of 10 days prior to any interest payment date. (See Sections 11 and 12 of Article II.)

Redemption

The bonds will be redeemable prior to maturity in the event of a sale, release, the taking by eminent domain, or the purchase by public authority of the property constituting or including all or substantially all of our electric distribution system in the City of San Diego. In that event, the entire proceeds of the disposition will be applicable only to the redemption of bonds, except that in any such case (i) the bonds to be designated for such redemption will be prorated, in amount, as between the bonds of all series then outstanding in proportion to the respective total principal amounts of the bonds of each series outstanding and (ii) the redemption price for the bonds of any series to be designated for such redemption will be the applicable redemption price as may have been specified in connection with the issuance of the bonds of such series. (See Sections 12 and 13 of Article XI.)

Any other redemption provisions applicable to the bonds of any series will be set forth in the applicable prospectus supplement or free writing prospectus.

Notice of any redemption will be mailed at least 30 days before the redemption date, or such other number of days as shall be fixed by the terms of the bonds to be redeemed, to each registered holder of the bonds to be redeemed. Once notice of redemption is mailed, the bonds called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date, provided that we may rescind any notice of redemption by notice given not less than five days prior to the proposed redemption date. (See Sections 2 and 3 of Article X.)

Unless we default in payment of the redemption price, on and after the redemption date for the bonds or portions thereof called for redemption, such bonds or the portions thereof called for redemption will cease to bear interest and cease to be entitled to the lien, benefits and security of the indenture and such bonds or the portions thereof called for redemption will be deemed to have been paid for purposes of release and satisfaction of the indenture. (See Section 6 of Article X.) We will pay the redemption price and any accrued interest once the bonds are surrendered for redemption. If only a portion of the bonds are redeemed, the trustee will deliver new bonds of the same series for the remaining portion without charge. (See Section 2 of Article X.)

In the event that we elect to redeem only a portion of the bonds, the bonds to be redeemed will be selected by the trustee as provided in the indenture, in the case of bonds that are not represented by one or more global securities, or in accordance with the procedures of DTC, in the case of bonds represented by one or more global securities.

Maintenance Fund

We will pay to the trustee annually on May 1, as a maintenance fund, an amount equal to 15% of our gross operating revenues (as defined in the indenture) for the preceding calendar year, less, at our option, credits for the following:

•	maintenance expenses,

•

the principal amount of bonds retired under the indenture and not previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the withdrawal of cash deposited with the trustee or other indenture purposes,

•

the lesser of the cost or fair value to us of specified additions to our properties, without deducting the net amount of property retirements, that have not been previously applied as a credit against maintenance fund payments nor previously applied to the issuance of additional bonds, the release of property from the lien of the indenture, the withdrawal of cash deposited with the trustee or other indenture purposes, and

•

15% of that portion of our gross operating revenues (as defined in the indenture) attributable to rate increases granted to us since July 1, 1973 to offset increases in our cost of fuel for electric generation and in our cost of natural gas.

Instead of making all or any portion of such a payment in cash, we may deliver outstanding bonds to the trustee, which will be deemed equivalent to payment of cash in an amount equal to the aggregate principal amount of the bonds so delivered.

Cash deposited in the maintenance fund may be withdrawn by us on the basis of retirements of outstanding bonds and property additions. In addition, cash deposited in the maintenance fund may at our option be applied to the purchase or redemption of bonds or, in certain circumstances, may only be applied to the redemption of bonds.

(See Article IX.)

Consolidation, Merger and Conveyance of Assets as an Entirety, No Financial Covenants

Nothing in the indenture prevents us from consolidating or merging with or into any corporation having corporate authority to carry on the business of a public utility or any conveyance, transfer or lease of all of our mortgaged and pledged property as an entirety to any corporation lawfully entitled to acquire or lease and operate the same, provided that:

•

the terms of the transaction fully preserve and do not impair the lien, efficiency or security of the indenture, or any of the rights or powers of the trustee or the holders of the outstanding bonds under the indenture;

•

upon any such consolidation, merger, conveyance or transfer, or upon any such lease where the term of such lease extends beyond the maturity date of any bonds, the due and punctual payment of the principal and interest of all the bonds and the performance of all our covenants and conditions of the indenture shall be assumed by the corporation formed by such consolidation or into which such merger is made or which acquired the mortgaged property as an entirety, or by the lessee under any such lease; and

•	any lease shall be subject to immediate termination at any time during a continuing default under the indenture.

If we consolidate with or merge into another corporation or convey or transfer all the mortgaged and pledged property as an entirety in accordance with the indenture, the successor corporation formed by such consolidation or into which we shall have merged or which has received the conveyance or transfer shall succeed to and be substituted for us under the indenture and the bonds. (See Sections 1 and 2 of Article XIV.)

The indenture does not contain any financial covenants or restrict us from issuing any unsecured indebtedness.

Events of Default

A “completed default” occurs with respect to the bonds under the indenture if:

•	we do not pay the principal of any bond on the due date;

•	we do not pay interest on any bond for 30 days after the due date;

•	a court holds that we are bankrupt or enters an order approving a petition seeking our reorganization, unless such judgment or order is vacated within 30 days;

•	a receiver of all or substantially all of our property is appointed, unless such appointment is vacated within 90 days;

•

we file a voluntary petition in bankruptcy; make a general assignment for the benefit of creditors; consent to the appointment of a receiver or trustee of all or any part of our property; or file a petition or answer seeking reorganization under the Federal Bankruptcy Laws, or any other applicable law or statute of the United States of America or of any state thereof, or a petition to take advantage of any insolvency act; or

•

we fail to perform any other covenant or agreement contained in the indenture, any supplemental indenture or any bond secured by the indenture for 60 days following the mailing to us by the trustee or registered holders of at least 15% of the principal amount of the outstanding bonds of a written demand that such failure be cured.

(See Section 1 of Article XII.)

Remedies

Acceleration

If a completed default occurs and is continuing, then the trustee may, and upon the written request of the registered holders of a majority in principal amount of the outstanding bonds shall, by notice in writing to us, declare the principal amount of all of the outstanding bonds, together with accrued and unpaid interest thereon, to be immediately due and payable. (See Section 1 of Article XII.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to all outstanding bonds, but before the sale of any mortgaged and pledged property, the declaration of acceleration can be rescinded by written notice to us and the trustee from the registered holders of a majority in principal amount of the outstanding bonds, if:

•

we pay or make provision satisfactory to the trustee for the payment of a sum sufficient to pay all overdue installments of interest upon all the outstanding bonds, with interest, to the extent permitted by applicable law, on overdue installments of interest at the rate of 6% per annum, together with all sums paid or advanced by the trustee under any provision of the indenture and the reasonable and proper charges, expenses and liabilities of the trustee, its agents, attorneys and counsel, and all other sums payable by us under the indenture, except the principal of, and interest accrued since the next preceding interest date on, the bonds due and payable solely by virtue of such declaration; and

•	all completed defaults with respect to the bonds have been remedied. (See Section 1 of Article XII.)

Remedies with Respect to Mortgaged Property

To the extent permitted by law, upon the occurrence of one or more completed defaults, the trustee, upon demand to us, may take actual possession of and enter, hold, operate and manage all of the mortgaged property.

The trustee will receive the rents, income, issues and profits from the mortgaged property and pay the costs and expenses of taking, holding, operating and managing the mortgaged property, including reasonable compensation to the trustee and its agents and counsel, taxes, assessments, other charges and expenses for any repairs, alterations, additions and improvements. The remainder of the amount received by the trustee will be applied (subject to the provisions of Section 11 of Article XII of the indenture with respect to extended, transferred or pledged claims for interest) as follows:

•

if none of the principal of the bonds has become due, to the payment of the interest in default, in the order of the maturity of such installments of interest, with interest on the overdue installments, to the extent permitted by applicable law, at the rate of 6% per annum; or

•

if the principal on any of the bonds shall have become due, by declaration of acceleration or otherwise, first to the payment of the interest in default, in the order of the maturity of such installments of interest, with interest on the overdue installments (other than such accruals of interest on overdue bonds), to the extent permitted by applicable law, at the rate of 6% per annum, and then to the payment of the principal of all bonds then due.

(See Section 2 of Article XII.)

Upon the occurrence of one or more completed defaults, the trustee may sell the mortgaged property in its entirety or in such parcels as the holders of a majority in principal amount of the bonds outstanding request in writing, or absent such request, as the trustee may determine, at public auction in San Diego, California, or such other place as may be required by law or by court order. (See Section 3 of Article XII.)

Upon the occurrence of a default by us in the performance of any of the covenants or conditions of the indenture, the trustee will have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders. In the case of a completed default, the trustee may, and upon being requested to do so by the registered holders of a majority in principal amount of the outstanding bonds that are affected by the default and upon being indemnified as provided in the indenture, must proceed to enforce payment of the outstanding bonds and to sell the property subject to the lien of the indenture. (See Section 4 of Article XII.)

The proceeds of any sale of the mortgaged property made under the power of sale given by the indenture or under a judgment or decree shall be applied as follows:

•

first, to the payment of all taxes, assessments, liens prior to the lien of the indenture, and costs and expenses of such sale, including reasonable compensation of the trustee and its agents and counsel, and all other sums payable to the trustee as compensation for other services and by reason of expenses or liabilities incurred (without negligence or bad faith) or advances made in connection with the management or administration of the trusts created by the indenture;

•

second, to the payment of amounts due for principal and interest on the outstanding bonds, with interest on overdue principal and, to the extent permitted by applicable law, overdue installments of interest at the rate of 6% per annum, such payment to be made ratably without preference or priority of principal over interest or interest over principal; provided that if the time for payment of any claim for interest on any bond has been extended or if any claim for interest at or after maturity has been transferred or pledged separate from the bond to which it relates, such claims for interest shall not be entitled in the case of default under the indenture to the benefit or security of the indenture except subject to the prior payment in full of the principal of the outstanding bonds and of all claims for interest thereon which have not been so extended, transferred or pledged; and

•	third, any surplus shall be paid to us.

(See Section 11, Article XII.)

Notice Regarding Remedies with Respect to Mortgaged Property

Any foreclosure on the mortgaged property by the trustee may be limited by applicable law. With respect to mortgaged property located in California, Section 726 of the California Code of Civil Procedure provides that any action to recover on a debt or enforce any right secured by a mortgage on real property or an estate for years therein must comply with the provisions of that section, which provisions relate to and specify the procedures for the sale of encumbered property or an estate for years therein, the application of proceeds, the rendition in certain cases of a deficiency judgment, and other related matters. Judicial decisions interpreting Section 726 have formulated principles requiring that only one action may be brought to enforce an obligation secured by a lien on California real property, that all security for the obligation must be included in one foreclosure action, and that the creditor must exhaust all of its security before a personal judgment or other recovery may be obtained against the debtor for a deficiency. We advise you that failure to comply with Section 726 as it has been interpreted may result in the extinguishment of the liens on the mortgaged property and the loss of your right to a deficiency judgment.

Control by Registered Holders; Limitations

The registered holders of a majority in principal amount of the outstanding bonds, by written notice to the trustee, will have the right to reasonably direct the method and place of conducting any proceeding for any remedy available to the trustee with respect to all outstanding bonds. (See Section 5 of Article XII.)

In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, for the foreclosure of the indenture, the execution of any trust with respect to the indenture, the appointment of a receiver or trustee or any other remedy under the indenture unless:

•	such holder has previously given the trustee written notice of a continuing default;

•

the registered holders of at least 25% in principal amount of the (i) outstanding bonds, or (ii) outstanding bonds primarily affected by such default, have so requested the trustee in writing and afforded it reasonable opportunity to exercise its powers under the indenture; and

•	such registered holders have offered the trustee adequate security satisfactory to the trustee and indemnity against the costs, expenses and liabilities incurred in complying with the request.

However, the foregoing restrictions will not affect or impair the right of any registered holder, to the extent permitted by law, to enforce the payment of the principal of and interest on such holder’s bond at and after the maturity thereof or as accelerated by call for redemption thereof, or our obligation, which is absolute and unconditional, to pay the principal of and interest and premium, if any, on each of the bonds to the respective holders thereof at the time and place expressed in the bonds and in the notice of redemption, if any; provided that no bondholder shall be entitled to take any action or institute any such suit to enforce the payment of such holder’s bond, whether for principal, interest or premium, if and to the extent that the taking of such action or the institution or prosecution of any such suit or the entry of judgment therein would under applicable law result in a surrender, impairment, waiver or loss of the lien of the indenture upon the mortgaged and pledged property, or any part thereof, as security for bonds held by any other bondholder. (See Section 15 of Article XII.)

The indenture provides that all rights, remedies and powers provided for in Article XII thereof may be exercised only to the extent that such exercise does not violate any applicable provision of law. (See Section 19, Article XII.)

Notice of Default

The trustee is required to give the bondholders notice of any default under the indenture, unless the default has been cured, within 90 days after the occurrence of a default known to the trustee within such period or, if a default is not known to the trustee within such period, within 40 days after the trustee learns of a default;

provided that, except in the case of default in the payment of principal of or interest on any bonds, or in the payment of any maintenance fund installment, the trustee may withhold notice of default if and so long as the board of directors, the executive committee of the board of directors or a trust committee of directors or responsible officers (as defined in the indenture) of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. (See Section 8 of Article XV.)

Modification of the Indenture

With our consent, the provisions of the indenture and the rights and obligations of us or of the holders of outstanding bonds may be changed by the affirmative vote or consent of the registered holders of 66 2/3% or more in principal amount of the bonds then outstanding. However, the maturity of any bonds may not be extended, the principal amount and interest rate may not be reduced, the terms of payment of principal or interest may not be otherwise modified, no lien ranking prior to or on a parity with the lien of the indenture with respect to the mortgaged and pledged property may be created, and certain other provisions may not be modified, without the consent of the registered holder of any bond affected thereby. (See Section 6 of Article XVII.)

In addition, we and the trustee may, without any action on the part of holders of bonds, enter into supplemental indentures amending the indenture to, among other things:

•	correct the description of any mortgaged property or assign, mortgage or pledge additional property as security for the bonds;

•	provide the terms of any series of bonds;

•	evidence the succession of another corporation to us under the indenture and the assumption by such successor of our covenants and obligations under the indenture; and

•	make other changes not inconsistent with the terms of the indenture or cure any error or omission or ambiguity or defective provision contained therein or in any supplemental indenture.

(See Section 3 of Article XIX.)

Satisfaction and Discharge

The lien on our property securing the bonds will be cancelled and discharged when all indebtedness secured by the indenture, including all proper charges of the trustee, have been paid. For this purpose, when we deposit with the trustee sufficient amounts to repay the outstanding principal and interest and irrevocably direct the trustee to repay the bonds, such bonds will be deemed to be paid. (See Article XVI.)

Release Provisions

Unless a completed default has occurred and has not been cured, we may, free from the lien of the indenture and at any time without any release or consent by the trustee, sell or otherwise dispose of machinery, equipment, tools or implements which have become obsolete or unfit for use upon replacing or substituting for the same new machinery, equipment, tools or implements of at least equal value; sell or otherwise dispose of materials and supplies for cash consideration not less than the fair value thereof if the proceeds of such sale or disposition are applied to purchase other materials and supplies or deposited with the trustee; and sell or dispose of real property that is no longer necessary or useful to our business and has, together with any improvements thereon, a book value of less than $2,000 if the proceeds are deposited with the trustee. In such case, we may also surrender, modify or alter any franchise or governmental consent or permit, so long as we may still conduct our business in the same or substantially the same territory or an extended territory for the same or substantially the same or an extended or unlimited period of time or until the last maturity date of the outstanding bonds or for the most extended period or term permitted by law or unless in the opinion of our board of directors it is no longer necessary or desirable for us to continue to operate in the territory affected or to comply with the applicable franchise, consent or permit and such surrender or modification will not impair the value and efficiency of our property as an entirety or the value of the security for the bonds issued under the indenture. (See Section 2 of Article XI.)

The indenture also contains provisions for the release of property by the trustee (i) unless a completed default has occurred and has not been cured, upon a sale, exchange or other disposition of any mortgaged or pledged property so long as, among other things, we deliver to the trustee an engineer’s certificate to the effect that the security afforded by the indenture, taking into consideration the property and purchase money obligations we receive, if any, and the amount of cash, if any, required to be deposited with the trustee, will not be impaired by such release (provided that if the property to be released is of a character which would be included in the definition of “permanent additions” (as defined in the indenture), then any property to be received in exchange therefor shall consist solely of permanent additions), and (ii) for property taken by eminent domain, provided that the proceeds of any taking by eminent domain are deposited with the trustee. (See Sections 3 and 6 of Article XI.)

Any monies received by the trustee upon release of any mortgaged or pledged property shall constitute a release fund to be held in trust for the security of the bonds. Cash deposited in the release fund may be withdrawn by us on the basis of retirements of outstanding bonds and, unless a completed default has occurred and is continuing, property additions. Unless a completed default has occurred and is continuing, monies in the release fund may at our option be applied to the redemption of outstanding bonds or, in certain circumstances, may only be applied to the redemption of outstanding bonds. In that regard, in the event of a sale, release, the taking by eminent domain or the purchase by public authority of the property constituting or including all or substantially all of our electric distribution system in the City of San Diego, the entire proceeds of the disposition will be applicable only to the redemption of bonds as described above under “—Redemption.” (See Sections 9 through 14 of Article XI.)

Evidence of Compliance

The indenture provides that we will furnish to the trustee treasurer’s certificates, engineer’s certificates and, in certain cases, independent engineer’s certificates and independent accountant’s certificates in connection with the authentication of any bonds, the release or release and substitution of property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters. (See Articles IV, V, VI, VII, IX and XI.)

Concerning the Trustee

The trustee may resign at any time by giving at least 30 days written notice to us and by publishing the notice in a daily newspaper of general circulation in San Diego, California and in the Borough of Manhattan, City of New York, New York. The trustee may also be removed by the registered holders of a majority in principal amount of the outstanding bonds. If the trustee shall have resigned or been removed, shall have become incapable of acting, shall be dissolved or liquidated or shall be adjudged bankrupt or insolvent, or in certain other circumstances, a successor trustee may be appointed by the holders of a majority in principal amount of the outstanding bonds, provided that, until a new trustee shall be appointed by the bondholders, we may appoint a trustee to fill such vacancy. Any new trustee that we appoint shall be superseded by a trustee appointed by the bondholders so long as such appointment by bondholders is made within one year after our appointment of the trustee. (See Sections 19, 20 and 21 of Article XV.)

No Liability for Shareholders, Directors and Officers

None of our past, present or future shareholders, directors or officers will be liable for any payments of principal of or interest on the bonds, or for any claim based on any payment of principal or interest, or on the indenture or any supplemental indenture. (See Article XVIII.)

Governing Law

The bonds will be governed by and construed in accordance with the laws of the State of California, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof; provided, that, notwithstanding the foregoing, the creation, perfection and enforcement of any mortgage or lien on real property or improvements thereon or fixtures attached thereto will be governed by and construed in accordance with the laws of the State where such real property or improvements thereon or fixtures attached thereto, as the case may be, are located, without regard (to the extent permitted by applicable law) to conflicts of laws principles thereof.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following is a general description of some of the terms and provisions of the senior debt securities we may offer and sell under this prospectus. To the extent the terms and provisions of any series of senior debt securities modify the general terms and provisions described below, such modifications will be described in a prospectus supplement or free writing prospectus relating to such series. Under this heading “Description of Senior Debt Securities,” references to “indenture” mean the form of senior indenture between us and U.S. Bank National Association, as successor trustee; and references to “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, San Diego Gas & Electric Company excluding its consolidated entities (if any).

The senior debt securities will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of senior debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of senior debt securities and the extent, if any, to which the particular terms of the series modify the terms of the indenture will be described in the applicable prospectus supplement, or a free writing prospectus, relating to such series of senior debt securities.

The indenture contains the full legal text of the matters described under this heading “Description of Senior Debt Securities.” The following description of certain provisions of the indenture and our senior debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture, and the certificates evidencing the senior debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under the heading “Where You Can Find More Information.” We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of senior debt securities described in the applicable prospectus supplement or free writing prospectus related to any offering of such series of senior debt securities.

General

We may issue an unlimited amount of senior debt securities under the indenture in one or more series. We are not required to issue all senior debt securities of one series at the same time and, unless otherwise provided for a particular series of senior debt securities in the applicable prospectus supplement or a free writing prospectus, we may, without notice to or consent of the holders of the senior debt securities of any series, increase the aggregate principal amount of the debt securities of any series and issue additional debt securities of such series up to the maximum aggregate principal amount authorized with respect to such series as increased from time to time. Any additional senior debt securities so issued shall have the same form and terms (other than offering price, the date of issuance and, under certain circumstances, the date from which interest thereon shall begin to accrue and the first interest payment date) and shall carry the same right to receive accrued and unpaid interest as the senior debt securities previously issued, and such additional senior debt securities shall form a single series with the senior debt securities previously issued under the indenture, provided that such additional senior debt securities of such series shall be fungible with the senior debt securities of such series previously issued for United States federal income tax purposes.

Unless otherwise provided in a prospectus supplement or free writing prospectus, our senior debt securities will not be subject to a sinking fund or entitled to any guarantees and you will not be permitted to require us to redeem or repurchase the senior debt securities at your option.

Unless otherwise provided in a prospectus supplement or free writing prospectus, the trustee shall serve as the initial paying agent and security registrar for our senior debt securities.

The senior debt securities will be our unsecured obligations.

Prior to the issuance of each series of senior debt securities, the terms of the particular series of senior debt securities will be specified in either a supplemental indenture or a board resolution and one or more officers’ certificates. We refer you to the applicable prospectus supplement or free writing prospectus for a description of the following terms of each series of senior debt securities:

•	the title of the senior debt securities;

•	any limit upon the aggregate principal amount of the senior debt securities;

•	the person to whom any interest shall be payable, if other than the person in whose name that security is registered;

•

the date or dates on which principal is payable or the method of determining such date and any right to shorten or extend the date on which the principal is payable and the conditions to any such change;

•

the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; the manner (if any) of determination of such interest payment dates; and any record dates for the interest payable on the interest payment dates;

•	any right to extend the interest payment periods or defer the payment of interest and the terms of such extension or deferral;

•

the place or places where principal of and any premium and interest on the senior debt securities will be payable and whether, if acceptable to the trustee, any principal of such senior debt securities will be payable without presentation or surrender thereof;

•

the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which we may redeem the senior debt securities, in whole or in part, and the manner in which any election by us to redeem the senior debt securities shall be evidenced;

•

any obligation we have to redeem or purchase senior debt securities pursuant to any sinking fund, purchase fund or analogous provision, or any option of the registered holder to require us to redeem or purchase senior debt securities, and the terms and conditions upon which the senior debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the senior debt securities will be issuable, if other than denominations of $2,000 and any integral multiples of $1,000 in excess thereof;

•

if the amount of principal of or any premium or interest on any senior debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

•

the currency, currencies or currency units in which the principal of and any premium or interest on the senior debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

•

if at our election or the election of the registered holder, the payments of principal of or any premium or interest on the senior debt securities will be payable in one or more currencies or currency units other than those in which the senior debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

•	the portion of the principal amount of the senior debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•

the amount which will be deemed to be the principal amount of the senior debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the principal amount which will be due and payable or outstanding as of any such date;

•	if the sections of the indenture providing for defeasance do not apply to the senior debt securities;

•

if applicable, that the senior debt securities are to be issued in whole or in part in the form of one or more global securities and, in such case, the identity of the depositary for the global securities;

•	any addition, modification or deletion of any events of default or covenants provided in the indenture and any change in the acceleration provisions with respect to the senior debt securities;

•	any addition to or change in the covenants set forth in the indenture; and

•	any other terms of the senior debt securities, including any other additions to, modifications of or deletions from the indenture.

(See Section 301.)

Ranking

The senior debt securities will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our other unsecured and unsubordinated indebtedness. The senior debt securities are the obligations of San Diego Gas & Electric Company exclusively, and are not the obligations of our consolidated entities (if any), our parent, Sempra, or any of our other affiliates. Although the senior debt securities will be our senior unsubordinated obligations, the outstanding first mortgage bonds will have a claim to the assets securing the first mortgage bonds prior to any claim by holders of the senior debt securities.

Payment of Senior Debt Securities

We will pay interest on the senior debt securities on each interest payment date to the person in whose name the senior debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a senior debt security, we will pay defaulted interest, at our election, in either of the two following ways:

•

We will first propose to the trustee a payment date for the defaulted interest, and at the same time we will deposit with the trustee an amount to be paid in respect of the defaulted interest or make arrangements satisfactory to the trustee for such deposit before the date of the proposed payment. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment and cause notice to be given to each registered holder of the senior debt securities at least 10 days before the special record date. The special record date will be between 10 and 15 days before the proposed payment date. Finally, the defaulted interest will be paid on the payment date to the registered holder of the senior debt security as of the close of business on the special record date.

•

Alternatively, we can propose to the trustee any other lawful manner of payment that is not inconsistent with the requirements of any securities exchange on which the senior debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

We will pay principal of and any premium on the senior debt securities at stated maturity, upon redemption or as otherwise required, upon presentation of the senior debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the indenture. Any other paying agent initially designated for the senior debt securities of a particular series will be named in the applicable prospectus supplement or free writing prospectus. In our discretion, we may remove and/or appoint one or more additional paying agents and change or designate one or more additional places for payment. A place for payment of the senior debt securities will be provided in the Borough of Manhattan, The City of New York, New York. (See Section 1002.)

If any interest payment date, redemption date or the maturity date of the senior debt securities is not a business day at any place of payment, then payment of the principal and premium, if any, or interest, as applicable, may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be. (See Section 113.)

Form; Transfers; Exchanges

The senior debt securities initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, which we refer to as “DTC” or the “depositary” in this prospectus, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the senior debt securities that you purchase except under the limited circumstances described below under the heading “Global Securities.” If any of the senior debt securities are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000. (See Section 302.)

You will receive payments and may transfer senior debt securities in book-entry form only through the facilities of DTC and its direct and indirect participants as described below under the heading “Global Securities.” We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the senior debt securities and the indenture may be delivered to us and where certificated senior debt securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005. (See Section 1002.)

You may have your certificated senior debt securities divided into senior debt securities of smaller authorized denominations, or combined into senior debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer certificated senior debt securities at the office of the trustee, as security registrar. The security registrar acts as our agent for registering senior debt securities in the names of holders and transferring and exchanging senior debt securities. (See Section 305.)

In our discretion, we may change the place for registration of transfer and exchange of the senior debt securities and for delivery of notices and demands in respect of the senior debt securities and the indenture, and we may remove and/or appoint one or more additional security registrars or act as our own agent for this purpose. (See Sections 305 and 1002.)

There will be no service charge for any transfer or exchange of the senior debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (i) any senior debt securities during a period of 15 days before mailing any notice of redemption of such senior debt securities or (ii) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See Section 305.)

Optional Redemption

The redemption provisions, if any, applicable to the senior debt securities of any series will be set forth in the applicable prospectus supplement or free writing prospectus.

We will mail notice of any redemption at least 10 days, but not more than 60 days, before the redemption date to each registered holder of the senior debt securities to be redeemed. Once notice of redemption is mailed, the senior debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus any accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the senior debt securities, that redemption will not be conditional upon receipt by the trustee or other paying agent of monies sufficient to pay the redemption price. (See Section 1104.)

Unless we default in payment of the redemption price and accrued interest, if any, from and after the redemption date the senior debt securities or portions thereof called for redemption will cease to bear interest. We will pay the redemption price and any accrued interest once the senior debt securities are surrendered for redemption. (See Section 1105.) If only part of a senior debt security is redeemed, the trustee will deliver new senior debt securities of the same series for the remaining portion without charge. (See Section 1106.)

In the event that we elect to redeem only a portion of the senior debt securities, the senior debt securities to be redeemed will be selected in accordance with the procedures of DTC, in the case of senior debt securities represented by one or more global securities, or by the trustee by a method the trustee deems to be fair and appropriate, in the case of senior debt securities that are not represented by one or more global securities. (See Section 1103.)

Events of Default

An “event of default” occurs with respect to the senior debt securities of any series if:

•

we do not pay any interest on any senior debt securities of such series when it becomes due and payable and such default continues for 30 days; provided, however, that, if we are permitted by the terms of the senior debt securities of such series to extend or defer the payment of interest on such senior debt securities and if we have elected such an extension or deferral in accordance with the terms of such senior debt securities, then a failure to pay interest prior to the end of such extension period or deferral period, as the case may be, shall not constitute an event of default with respect to the senior debt securities of such series unless we are required, by the terms of the senior debt securities of such series, to make a payment of interest on a redemption date or other date during such extension or deferral period and fail to make such payment within 30 days of the due date, in which case such failure shall be an event of default with respect to the senior debt securities of such series;

•	we do not pay any principal of or premium on any senior debt securities of such series when it becomes due and payable;

•	we do not make a sinking fund payment with respect to any senior debt securities of such series when and as due and such default continues for 60 days;

•

we remain in default in the performance or breach of any other covenant or warranty in the indenture (excluding covenants and warranties solely applicable to one or more other series of senior debt securities issued under the indenture) or the senior debt securities of such series for 60 days after there has been given to us, by registered or certified mail, a written notice of default specifying such default or breach and requiring its remedy; the notice must be sent by either the trustee or registered holders of at least 33% in principal amount of the outstanding senior debt securities of such series;

•	we file for bankruptcy, or other specified events of bankruptcy, insolvency, receivership or reorganization occur with respect to us; or

•	any other event of default specified in the applicable prospectus supplement or free writing prospectus with respect to a particular series of senior debt securities occurs.

(See Section 501.)

No event of default with respect to a series of senior debt securities necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the indenture.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of senior debt securities, then either the trustee or the registered holders of at least 33% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of all of the senior debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately, and upon any such declaration the principal of and accrued and unpaid interest on the senior debt securities of that series shall become immediately due and payable (notwithstanding, if the terms of the senior debt securities of such series permit us to defer or extend the payment of interest thereon, any such extension or deferral). (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of senior debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the event of default giving rise to the declaration will be deemed to have been waived and the declaration and its consequences will be rescinded and annulled if:

•	we pay or deposit with the trustee a sum sufficient to pay:

•	all overdue interest on the senior debt securities of that series, other than interest which has become due by declaration of acceleration;

•

the principal of and any premium on the senior debt securities of that series which have become due otherwise than by the declaration of acceleration, and overdue interest on these amounts to the extent lawful;

•	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the senior debt securities of that series to the extent lawful; and

•	all amounts due to the trustee under the indenture; and

•

all events of default with respect to the senior debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the senior debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding senior debt securities of that series, voting as a single class without regard to the holders of outstanding senior debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of that series; and

•	exercising any trust or power conferred on the trustee with respect to the senior debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

•	the registered holders’ directions do not conflict with any law or the indenture; and

•	the direction is not unduly prejudicial to the rights of holders of the senior debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is not inconsistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, the indenture provides that no registered holder of senior debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

•	that registered holder has previously given the trustee written notice of a continuing event of default with respect to the senior debt securities of that series;

•

the registered holders of at least 33% in principal amount of the outstanding senior debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs, expenses and liabilities incurred in complying with the request; and

•

for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in principal amount of outstanding senior debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would affect, disturb or prejudice the rights of other registered holders of senior debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of senior debt securities of the affected series notice of any default under the indenture with respect to the senior debt securities of that series to the extent required by the Trust Indenture Act; except that in the case of an event of default of the character specified above in the fourth bullet under “—Events of Default,” no notice will be given to such registered holders until at least 30 days after the occurrence of the default. (See Section 602.) The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

We will furnish the trustee with an annual statement of whether we are in default in the performance or observance of any of the terms, provisions and conditions in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

The registered holders of a majority in principal amount of the outstanding senior debt securities of any series, voting as a single class without regard to the holders of outstanding senior debt securities of any other series, may waive, on behalf of all registered holders of the senior debt securities of that series, any past default under the indenture, except a default in the payment of principal, premium (if any) or interest, or with respect to compliance with certain covenants or provisions of the indenture that cannot be modified or amended without the consent of the registered holder of each outstanding senior debt security of that series. (See Section 513.)

Compliance with certain covenants in the indenture or otherwise provided with respect to senior debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in principal amount of the outstanding senior debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey our property and assets as an entirety or substantially as an entirety to any other entity, unless:

•

(i) we are the continuing entity (in the case of a merger) or (ii) the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our property and assets, as an entirety or substantially as an entirety, is a corporation, partnership, trust or other entity organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium (if any) and interest on all the outstanding senior debt securities and the performance of every obligation in the indenture and such outstanding senior debt securities to be performed by us; and

•

immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

Neither the indenture nor the senior debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent

Without the consent of any registered holders of outstanding senior debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to evidence the succession of another entity to us;

•	to add one or more covenants of ours for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us;

•	to add any additional events of default for all or any series of senior debt securities;

•

to add or change any of the provisions of the indenture to the extent necessary to permit or facilitate the issuance of senior debt securities in bearer form or to facilitate the issuance of senior debt securities in uncertificated form;

•

to change or eliminate any provision of the indenture so long as the change or elimination does not apply to any senior debt securities entitled to the benefit of such provision, or to add any new provision to the indenture provided that any such addition does not apply to any outstanding senior debt securities;

•	to provide security for the senior debt securities of any series;

•	to establish the form or terms of senior debt securities of any series, as permitted by the indenture;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee;

•

to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the holders of senior debt securities of any series in any material respect; or

•

to conform the terms of any series of senior debt securities, any officers’ certificate or supplemental indenture establishing the form or terms of such series of senior debt securities or, insofar as relates to such series of senior debt securities, the indenture to any terms set forth in the description of such series of senior debt securities appearing under the heading “Description of Debt Securities,” “Description of Notes” or other similar headings in the offering memorandum, prospectus supplement, free writing prospectus or other like offering document relating to the initial offering of such series of senior debt securities.

(See Section 901.)

With Registered Holder Consent

Subject to the following sentence, we and the trustee may, with some exceptions, amend or modify the indenture with the consent of the registered holders of a majority in principal amount of the senior debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding senior debt security affected thereby:

•

change the stated maturity of the principal, premium (if any) or interest on any senior debt security or reduce the principal amount, interest or any premium payable or change any place of payment where or the currency in which any senior debt security is payable, or impair the right to bring suit to enforce any payment, or, if we have the right to extend or defer the payment of interest on such senior debt security, to increase the maximum time period of any such extension or deferral or increase the maximum number of times we may extend or defer any such interest payment;

•	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

•	make certain modifications to certain provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of senior debt securities of one or more particular series will be deemed not to affect the rights under the indenture of the holders of senior debt securities of any other series.

(See Section 902.)

Defeasance

The indenture provides, unless the terms of the particular series of senior debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be discharged from our obligations, with some exceptions, with respect to any series of senior debt securities, which we refer to as “defeasance.”

One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on the senior debt securities of the applicable series on the maturity dates of the payments or upon redemption.

In addition, we will be required to deliver an opinion of counsel to the effect that a holder of senior debt securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the indenture.

(See Article XIII.)

Satisfaction and Discharge

The indenture will cease to be of further effect with respect to any series of senior debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the indenture with respect to the senior debt securities of such series, except as noted below, when:

•	either:

•	all outstanding senior debt securities of such series have been delivered to the trustee for cancellation; or

•

all outstanding senior debt securities of such series not delivered to the trustee for cancellation have become due and payable or will become due and payable within one year at their stated maturity or on a redemption date and we have deposited with the trustee, in trust, funds that are sufficient to pay and discharge the entire indebtedness on such senior debt securities, for principal and any premium and interest to the date of such deposit (in the case such outstanding senior debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable by us under the indenture; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the indenture relating to the satisfaction and discharge of the indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of the indenture with respect to any series of senior debt securities, we will remain obligated to pay amounts due under certain provisions of the indenture and to perform certain ministerial tasks as described in the indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of senior debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the senior debt securities of any series by the registered holders of a majority in principal amount of the outstanding senior debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. (See Section 610.)

Miscellaneous Provisions

The indenture provides that certain senior debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding senior debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date. (See Section 101.)

We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding senior debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding senior debt securities. If a record date is set for any action to be taken by registered holders of particular senior debt securities, the action may be taken only by persons who are registered holders of the respective senior debt securities on the record date. (See Section 104.)

Governing Law

The indenture and the senior debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof. (See Section 112.)

DESCRIPTION OF PREFERRED STOCK

The following is a general description of some of the terms and provisions of the preferred stock we may offer and sell under this prospectus. Under this heading “Description of Preferred Stock,” references to “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, San Diego Gas & Electric Company excluding its consolidated entities (if any).

Any preferred stock we may issue in the future will be governed by our amended and restated articles of incorporation and bylaws and applicable California law. Our amended and restated articles of incorporation give us broad authority to set the particular terms of each series of preferred stock. The particular terms of a series of preferred stock will be described in the applicable prospectus supplement, or a free writing prospectus, relating to such series of preferred stock.

Our amended and restated articles of incorporation and bylaws contain the full legal text of the matters described under this heading “Description of Preferred Stock.” The following description of certain provisions of our amended and restated articles of incorporation and bylaws is not complete and is qualified in its entirety by reference to all the provisions of our amended and restated articles of incorporation, including the certificate of determination of preferences for any series of preferred stock that may be issued and outstanding in the future, and bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under the heading “Where You Can Find More Information.” Whenever we refer to particular sections or defined terms of our amended and restated articles of incorporation, including any applicable certificate of determination of preferences, or bylaws in this prospectus or a prospectus supplement or free writing prospectus, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement or free writing prospectus. This description also is subject to and qualified by reference to the description of the particular terms of a particular series of preferred stock described in the applicable prospectus supplement or free writing prospectus related to any offering of such series of preferred stock.

General

We are currently authorized to issue (i) 255,000,000 shares of common stock, without par value, and (ii) 45,000,000 shares of preferred stock, without par value. As of March 24, 2026, there were 116,583,358 outstanding shares of our common stock and no outstanding shares of our preferred stock. No other classes of capital stock are authorized under our amended and restated articles of incorporation.

We may in the future amend our amended and restated articles of incorporation to increase the authorized number of shares of our authorized common stock or preferred stock or to authorize shares of one or more additional classes of stock. Any such amendment would require approval by our board of directors and approval by our shareholders.

Preferred Stock

The preferred stock is issuable in series. Subject to the maximum number of shares of preferred stock authorized by our amended and restated articles of incorporation, our board of directors is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series, to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, which may include, among other things, dividend and liquidation rights and preferences, including with respect to relative ranking; rights to convert such shares into common stock; any rights and terms of redemption, including sinking fund provisions; any voting rights; and any other specific terms, preferences, rights, limitations or restrictions; in each case in accordance with our amended and restated articles of incorporation. Accordingly, our board of directors could cause the issuance of one or more series of our preferred stock ranking on parity with or senior to one or more other series of our preferred stock (subject to the terms of any one or more other series of our preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect any voting rights or the other rights and economic interests of the holders of any such other series of preferred stock.

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a prospectus supplement to this prospectus and, if applicable, a free writing prospectus.

GLOBAL SECURITIES

Under this heading “Global Securities,” references to “we,” “us,” “our” and similar terms mean, unless otherwise specified or the context otherwise requires, San Diego Gas & Electric Company excluding its consolidated entities (if any); and references to “securities” mean the first mortgage bonds and the senior debt securities offered under this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the securities initially will be issued in book-entry form and represented by one or more global first mortgage bonds or global senior debt securities, as applicable (collectively, “global securities”). The global securities will be deposited with, or on behalf of, DTC, as depositary (which we sometimes refer to as the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive securities in certificated form registered in the names of persons other than the depositary or its nominee, which we refer to as “certificated securities,” under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the global securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the beneficial interest of each direct participant in the global securities of such series to be redeemed.

In any case where a consent or vote may be required with respect to any securities, neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the applicable global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts beneficial interests in such global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, premium (if any) and interest payments on the global securities will be paid to DTC or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium (if any) and interest on the global securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed by us within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have the securities of such series represented by one or more global securities of such series; or

•	an event of default or completed default (as applicable and as defined) under the applicable indenture has occurred and is continuing with respect to the securities,

we will prepare and deliver certificated securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for certificated securities of such series in definitive form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC.

Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information under this heading “Global Securities” concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their respective compensation, in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of San Diego Gas & Electric Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated by reference in this prospectus and the effectiveness of San Diego Gas & Electric Company’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (other than underwriting discounts and commissions), all of which are to be paid by the registrant, that may be incurred in connection with the securities being registered hereby.

U.S. Securities and Exchange Commission registration fee	$ (1)
Trustee and transfer agent fees and expenses	$ (2)
Printing fees and expenses	$ (2)
Legal fees and expenses	$ (2)
Accounting fees and expenses	$ (2)
Blue Sky fees and expenses	$ (2)
Rating Agency fees	$ (2)
Miscellaneous	$ (2)

Total	$ (2)

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The San Diego Gas & Electric Company Bylaws (as amended) provide for mandatory indemnification of directors and officers, subject to the limitations set forth therein. In addition, the San Diego Gas & Electric Company Amended and Restated Articles of Incorporation eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide San Diego Gas & Electric Company with the power to provide indemnification of directors and officers of San Diego Gas & Electric Company, through bylaws, agreements or otherwise and subject to certain limitations, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code. San Diego Gas & Electric Company maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

The directors and officers of San Diego Gas & Electric Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by San Diego Gas & Electric Company.

Any underwriting agreement or distribution agreement that San Diego Gas & Electric Company enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify San Diego Gas & Electric Company, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits.

Exhibit Index

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of San Diego Gas & Electric Company effective August 15, 2014 (incorporated by reference from the Form 10-K for the year ended December 31, 2014 (Exhibit 3.4)).

3.2	Bylaws of San Diego Gas & Electric Company (as amended through October 26, 2016) (incorporated by reference from the Form 10-Q for the quarter ended September 30, 2016 (Exhibit 3.1)).

4.1	Mortgage and Deed of Trust dated as of July 1, 1940 (incorporated by reference from Registration Statement No. 2-4769 (Exhibit B-3))(1)

4.2	Second Supplemental Indenture dated as of March 1, 1948 (incorporated by reference from Registration Statement No. 2-7418 (Exhibit B-5B))(1)

4.3	Ninth Supplemental Indenture dated as of August 1, 1968 (incorporated by reference from Registration Statement No. 333-52150 (Exhibit 4.5))(1)

4.4	Tenth Supplemental Indenture dated as of December 1, 1968 (incorporated by reference from Registration Statement No. 2-36042 (Exhibit 2-K))(1)

4.5	Sixteenth Supplemental Indenture dated as of August 28, 1975 (incorporated by reference from Registration Statement No. 33-34017 (Exhibit 4.2))(1)

4.6	Form of First Mortgage Bond (included in Exhibit 4.1)(1)

4.7†	Form of Senior Indenture (Senior Debt Securities).

4.8†	Form of Senior Debt Security (included in Exhibit 4.7).

4.9*	Form of Certificate of Determination of Preferences for a Series of Preferred Stock and stock certificate.

5.1†	Opinion of Latham & Watkins LLP.

23.1†	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2†	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1†	Power of Attorney (incorporated by reference to the signature page hereto).

25.1†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Mortgage and Deed of Trust for the First Mortgage Bonds.

25.2†	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as Trustee under the Indenture for Senior Debt Securities.

107†	Filing Fee Table.

*	To be filed by amendment or as an exhibit to a document incorporated by reference in connection with the offering of the securities.
†	Filed herewith.
(1)	Exhibit is not available on the U.S. Securities and Exchange Commission’s website because it predates such agency’s EDGAR database and thus was filed in paper.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission, or the “Commission,” pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 25, 2026.

San Diego Gas & Electric Company

By:	/s/ Maritza Mekitarian
Maritza Mekitarian Vice President, Controller and Chief Accounting Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the registrant hereby severally constitutes and appoints each individual who, at the time of acting under this power of attorney, is the Chief Executive Officer, the President, the Chief Operating Officer, the Principal Financial Officer (however designated), the Principal Accounting Officer (however designated), an Executive Vice President, a Senior Vice President, the Controller, an Assistant Controller, the Treasurer or an Assistant Treasurer of San Diego Gas & Electric Company, and each of them singly (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed in accordance with the laws of the State of California and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Scott B. Crider Scott B. Crider	President (Principal Executive Officer)	March 25, 2026

/s/ Valerie A. Bille Valerie A. Bille	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	March 25, 2026

/s/ Maritza Mekitarian Maritza Mekitarian	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	March 25, 2026

/s/ Caroline A. Winn Caroline A. Winn	Non-Executive Chairman	March 25, 2026

Signature	Title	Date

/s/ David J. Barrett David J. Barrett	Director	March 25, 2026

/s/ Diana L. Day Diana L. Day	Director	March 25, 2026

/s/ Glen A. Donovan Glen A. Donovan	Director	March 25, 2026

/s/ Karen L. Sedgwick Karen L. Sedgwick	Director	March 25, 2026